UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2019

6D GLOBAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

1500 Broadway, Ste 505

New York, NY 10036

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (646) 681-2345

                             275 7th Avenue, Ste 728, New York, NY 10001

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SIXD	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

July 1, 2019

Dear 6D Shareholders:

As you may or may not know, four (4) 6D Global Technologies, Inc. (“6D”) shareholders filed a “class action” against 6D which stems, in essence from NASDAQ’s wrongful delisting of our company in 2015. Please note that I put class action in quotes because there has been no class certification by any court, and I sincerely doubt there ever would be given the frivolous nature of this action based on the following factors: the small number of shareholders involved, none of these “shareholders” have revealed their identities, when they have bought shares, the number of shares bought, and the prices they allegedly have paid. At any rate, to date an insurance policy has paid 6D’s legal costs. The lawyers involved long implored me to settle the case on behalf of the Company for a number of reasons, none of which have anything to do with actual fault by the Company.

We continue to deny any and all wrongdoing and intend to bring a legal action against NASDAQ for its wrongful actions taken against our company and our shareholders, as we have disclosed in an 8-K filing with the Securities and Exchange Commission in April 2018. Still, our legal team has advised the Company to continue settlement discussions towards a potential resolution from a strictly business perspective and toward that end, worked out a memorandum of understanding with these obscure plaintiffs, but have yet to finalize settlement documents.

I remain steadfast that our company has done nothing wrong. The fact that the memorandum of understanding has a paragraph in it which clearly states that there will be no admission of guilt or responsibility does little to ease my concern over settling an utterly frivolous case in which we have absolutely no culpability.

I also feel compelled to tell you that although the settlement amount of $640,000 will likely be covered entirely by insurance, the unpaid legal fees outside this coverage likely will become a liability of the corporation. This poses a significant existential threat to the financial health of our company. I wanted you all to be aware of the tumult caused by NASDAQ’s unlawful and unconscionable mistreatment of our company. Further, I want to stress that we intend to take every conceivable legal action against NASDAQ for their wrongdoing and seek recovery of all damages suffered by the Company.

Very truly yours,

Tejune Kang
Chairman & CEO
6D Global Technologies, Inc.

6D Global Technologies, Inc.

July 1, 2019	By:	/s/ Tejune Kang
Tejune Kang
Chairman & CEO